8-K/A January 1996

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                FORM 8-K/A

                              AMENDMENT NO. 1

      AMENDMENT TO CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 1996

                      COMPETITIVE TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)

                      Commission file number  1-8696

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report Dated January 31, 1996 on Form 8-K as set forth in the pages attached hereto:

(List all such items, financial statements, exhibits or other portions amended)

Item 7.    Financial Statements and Exhibits

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COMPETITIVE TECHNOLOGIES, INC.
                                              Registrant


Date:    April 11, 1996            s/  Frank R. McPike, Jr.
                                  By:   Frank R. McPike, Jr.
                                        Vice President, Finance,
                                        Treasurer, Chief Financial
                                        Officer and Authorized Signer

                 Page 1 of 31 sequentially numbered pages



Item 7.    Financial Statements and Exhibits

      A.   Financial Statements of Businesses Acquired               Page

      USET Acquisition Partners, L.P. and Subsidiaries

           Report of Independent Accountant                              5

           Consolidated Balance Sheets as of July 31,
           1995 and 1994                                               6-7

           Consolidated Statements of Operations for the
           years ended July 31, 1995, 1994 and 1993                      8

           Consolidated Statements of Changes in
           Partners' Capital for the years ended July 31,
           1995, 1994 and 1993                                           9

           Consolidated Statements of Cash Flows for the
           years ended July 31, 1995, 1994 and 1993                  10-11

           Notes to Consolidated Financial Statements                12-17

      USET Acquisition Partners, L.P. and Subsidiaries (unaudited)

           Condensed Consolidated Balance Sheet as
           of January 31, 1996                                          18

           Consolidated Statements of Operations for the
           three months ended January 31, 1996 and 1995                 19

           Consolidated Statements of Operations for the
           six months ended January 31, 1996 and 1995                   20

           Consolidated Statement of Changes in Partners'
           Capital for the six months ended January 31, 1996            21

           Consolidated Statements of Cash Flows for the
           six months ended July 31, 1996 and 1995                   22-23

           Notes to Consolidated Financial Statements                24-25

      B.   Pro Forma Financial Information (Unaudited)                  26

      Pro Forma Consolidated Statement of Operations for the
      year ended July 31, 1995                                       27-28

      Pro Forma Consolidated Statement of Operations for the
      six months ended January 31, 1996                                 29

      Notes to Pro Forma Consolidated Financial Statements              30

      C.   Exhibits

           2.1   Agreement for Purchase and Sale of
                 Partnership Interests in USET
                 Acquisition Partners, L.P. effective
                 January 31, 1996 by and between UPAT
                 Services, Inc., Texas Research and
                 Technology Foundation and United
                 Services Automobile Association
                 filed as Exhibit 2.1 to registrant's
                 Form 8-K dated January 31, 1996 and
                 hereby incorporated by reference.

           2.2   Promissory Note of UPAT Services,
                 Inc. dated January 31, 1996 in the
                 principal amount of $983,684.21
                 payable to United Services
                 Automobile Association ("USAA")
                 filed as Exhibit 2.2 to registrant's
                 Form 8-K dated January 31, 1996 and
                 hereby incorporated by reference.

           2.3   Promissory Note of UPAT Services,
                 Inc. dated January 31, 1996 in the
                 principal amount of $351,315.79
                 payable to Texas Research and
                 Technology Foundation filed as
                 Exhibit 2.3 to registrant's Form 8-K
                 dated January 31, 1996 and hereby
                 incorporated by reference.

           2.4   Security Agreement of UPAT Services,
                 Inc. dated January 31, 1996 to USAA
                 and Texas Research and Technology
                 Foundation as collateral for the
                 related Promissory notes dated
                 January 31, 1996 filed as Exhibit
                 2.4 to registrant's Form 8-K dated
                 January 31, 1996 and hereby
                 incorporated by reference.

           2.5   USET Acquisition Partners, L.P.
                 Assignment of Partnership Interests
                 to UPAT Services, Inc. by Texas
                 Research and Technology Foundation
                 filed as Exhibit 2.5 to registrant's
                 Form 8-K dated January 31, 1996 and
                 hereby incorporated by reference.

           2.6   USET Acquisition Partners, L.P.
                 Assignment of Partnership Interests
                 to UPAT Services, Inc. by USAA filed
                 as Exhibit 2.6 to registrant's Form
                 8-K dated January 31, 1996 and
                 hereby incorporated by reference.

           23.1  Consent of Independent Accountant                       31



                                REPORT OF INDEPENDENT ACCOUNTANT

To the Partners of USET Acquisition Partners, L.P.:

I have audited the accompanying consolidated balance sheets of USET Acquisition Partners, L.P. and Subsidiaries as of July 31, 1995 and 1994, and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended July 31, 1995. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial state-ments based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USET Acquisition Partners, L.P. and Subsidiaries as of July 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1995, in conformity with generally accepted accounting principles.

                               s/  Michael S. Levine, CPA
                                  Michael S. Levine, CPA

Monroe, Connecticut
April 2, 1996



             USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                        Consolidated Balance Sheets
                          July 31, 1995 and 1994

ASSETS
                                                    1995            1994
Current assets:
  Cash and cash equivalents                     $    238,889    $    469,485
    Receivables, including $13,680 and
    $31,178 receivable from CTI in
    1995 and 1994, respectively                      398,300         380,640
  Income taxes receivable                             22,341           1,095
  Deferred tax benefits                                   --          73,430
    Total current assets                             659,530         924,650

Office furniture and equipment, net of
  accumulated depreciation of $117,887
  and $100,129 in 1995 and 1994,
  respectively                                        25,876          37,457

Investment in Plasmaco, Inc., at cost                  8,000              --

Deferred organization costs, net of
  accumulated amortization of
  $90,404 and $72,015 in 1995 and
  1994, respectively                                   1,530          19,919

Intangible assets, net of
  accumulated amortization of
  $240,771 and $153,346 in 1995
  and 1994, respectively                             759,140         556,101

    TOTAL ASSETS                                $  1,454,076    $  1,538,127

                            See accompanying notes



               USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                          Consolidated Balance Sheets
                            July 31, 1995 and 1994
                                  (Continued)

                                                    1995            1994

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable, including $4,506 and
    $2,210 payable to CTI in
    1995 and 1994, respectively                 $     20,047    $     23,658
  Royalties payable, including $83,032
    and $151,379 payable to CTI
    in 1995 and 1994, respectively                   352,823         511,248
  Accrued liabilities                                 31,033          50,331
    Total current liabilities                        403,903         585,237

Commitments and contingencies                             --              --

Partners' capital                                  1,050,173         952,890

      TOTAL LIABILITIES AND PARTNERS'
        CAPITAL                                 $  1,454,076    $  1,538,127

                            See accompanying notes



               USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                     Consolidated Statements of Operations
               for the years ended July 31, 1995, 1994 and 1993

                                      1995            1994           1993

Retained royalty revenues         $   720,517     $   695,253    $   595,268

Costs of technology management
  services, of which $76,371,
  $106,416 and $122,141 were
  paid to CTI in 1995, 1994 and
  1993, respectively                  465,569         538,369        678,950

Operating income (loss)               254,948         156,884        (83,682)

Interest income                        22,233          18,754         20,825

Income before income taxes            277,181         175,638        (62,857)
Provision (credit) for
  income taxes                        125,089          82,677        (20,026)

Net income (loss)                 $   152,092     $    92,961    $   (42,831)

                            See accompanying notes



               USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
            Consolidated Statements of Changes in Partners' Capital
               for the years ended July 31, 1995, 1994 and 1993

                                                         Partners'
                                                          Capital

Balance - July 31, 1992                                 $  902,760
Net loss for the year ended July 31, 1993                  (42,831)
Balance - July 31, 1993                                    859,929
Net income for the year ended July 31, 1994                 92,961
Balance - July 31, 1994                                    952,890
Distribution to partners                                   (54,809)
Net income for the year ended July 31, 1995                152,092
Balance - July 31, 1995                                 $1,050,173

                            See accompanying notes



               USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                         Consolidated Statements of Cash Flows
                   For the years ended July 31, 1995, 1994 and 1993

                                         1995            1994           1993
Cash flow from operating
  activities:
  Net income (loss)               $   152,092     $    92,961    $   (42,831)

    Noncash items included in income
      (loss) from operations:
      Depreciation                     17,758          17,287         23,832
      Amortization of intangible
        assets                         87,425          70,077        204,925
      Amortization of deferred
        organization costs             18,389          18,385         18,388
      Provision (credit) for
        deferred income taxes          73,430          79,772        (23,010)

    Net changes in various
      operating accounts:

      Royalties receivable            (41,143)        129,008       (199,283)
      Related party receivables         5,985         (11,306)         3,269
      Other receivables                17,498            (347)        (9,511)
      Income taxes receivable         (21,246)         (1,420)            --
      Deferred tax benefits,
        current                            --         (73,430)       (79,772)
      Accounts payable                 (3,611)        (34,881)       (19,510)
      Royalties payable              (158,425)        121,584            987
      Accrued liabilities             (19,298)          5,418        (18,548)
    Change in deferred tax
      benefits, noncurrent                 --          73,430         79,772
Net cash flow from (used in)
  operating activities                128,854         486,538        (61,292)

Cash flow from investing
  activities:
  Contingent purchase price
    payments for intangible
    assets                           (290,464)       (130,780)      (168,984)
  Purchases of office
    furniture and
    equipment                          (6,177)         (9,607)            --
 Purchases of investment               (8,000)             --             --
Net cash flow used in
  investing activities               (304,641)       (140,387)      (168,984)

                                See accompanying notes



                   USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                        Consolidated Statements of Cash Flows
                   For the years ended July 31, 1995, 1994 and 1993
                                      (Continued)

                                     1995            1994           1993

Cash flow from financing activities:

  Distribution to partners           (54,809)             --             --
Net cash flow used in financing
  activities                         (54,809)             --             --

Net (decrease) increase in cash
  and cash equivalents              (230,596)        346,151       (230,276)
Cash and cash equivalents,
  beginning of year                  469,485         123,334        353,610
Cash and cash equivalents, end
  of year                        $   238,889     $   469,485    $   123,334


Supplemental cash flow information:

Cash paid for income taxes       $    72,905     $     4,794    $     2,515

                                See accompanying notes



               USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

 1.  Summary of Significant Accounting Policies

Financial Statements and Principles of Consolidation

     The consolidated financial statements include the accounts of USET Acquisition Partners, L.P. ("UAP" or "the Partnership") and its wholly-owned subsidiaries ("the Company"). UAP's wholly-owned subsidiaries are USET Holding Co. ("Holding") and University Science, Engineering and Technology, Inc. ("USET"). Intercompany accounts and transactions have been eliminated in consolidation.

     UAP's principal asset is its investment in Holding. Holding's only asset is its investment in USET. USET is the operating company which manages and administers a portfolio of licenses and patented technologies. Consequently, except for approximately $18,400 amortization of deferred organization costs in each year, the results of operations presented in these consolidated financial statements are those of USET.

Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Expenses

     Royalty revenue, net of amounts collected as agent for and due to others, is included in operations in the period in which it is earned and determinable. Such retained royalties are earned principally through servicing agreements with various technology sources, primarily universities, under which the Company retains an agreed percentage of revenue derived from license or sale of technologies.

     Expenditures made in connection with evaluating the marketability of inventions, patenting inventions, licensing patented inventions and enforcing patents, net of amounts paid as agent for and due from others, are charged to operations as incurred.

Cash Equivalents

     Cash equivalents include only highly liquid investments purchased with an original maturity of three months or less.

     The Company's bank and investment accounts are maintained with two regional financial institutions. The Company's policy is to monitor the financial strength of these institutions on an ongoing basis.

Office Furniture and Equipment

     Office furniture and equipment are stated at cost. Those costs are charged to operations using a double-declining balance method over their estimated useful lives (5 to 7 years). The cost and related accumulated depreciation of property and equipment are removed from the accounts upon retirement or other disposition; any resulting gain or loss is reflected in earnings.

Deferred Organization Costs

     Deferred organization costs of UAP are charged to operations on a straight-line basis over their estimated useful life of five years.

Intangible Assets

     Costs of intangible assets, primarily interests in licenses and patented technologies, include $875,000 recorded on August 20, 1990, when Holding acquired USET and subsequent contingent purchase price payments to Macmillan, Inc. in accordance with the purchase agreement (see Note 2). Contingent purchase price payments are recorded when they are determinable.

     Costs of intangible assets acquired are charged to operations on a straight-line basis over the average remaining lives of the patents. Results for the year ended July 31, 1993, include $166,667 amortization of a covenant not to compete which was acquired with the technologies in August, 1990. The covenant was amortized over its three-year life. The cost and related accumulated amortization of intangible assets are removed from the accounts upon retirement or other disposition and any resulting gain or loss is reflected in operations.

Income Taxes

     UAP is not subject to Federal or State income tax. Partnership income or loss is allocated to partners in proportion to their ownership interests and must be reported by partners in their respective income tax filings. The tax returns, the qualification of the partnership as such for tax purposes, and the amount of distributable partnership income or loss are subject to examination by Federal and State taxing authorities. If examinations result in changes to the timing and amount of partnership revenues and expenses, the tax liabilities of the partners could be changed accordingly. No income taxes have been provided in these consolidated financial statements for the Partnership.

     Income taxes reported in these financial statements relate to Holding and USET only.

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each balance sheet date based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

2.   Organization and Operations

     USET Acquisition Partners, Limited Partnership was formed on June 28, 1990 pursuant to the provisions of the Limited Partnership Law of the State of Texas. The Partnership was organized to (a) service, manage and protect patents, intellectual properties and other technologies USET acquired from Macmillan, Inc. and (b) make and administer license agreements with various users of such patents, intellectual properties and other technologies, including improvements. On August 20, 1990, the original partners of UAP contributed $1,200,000 to fund the Partnership.

     The net profits (losses) and property distributions of the Partnership are initially allocated to the limited partners in proportion to their percentage interests in the Partnership capital contributions. At such time as such distributions to the limited partners equal $1,200,000 (representing the return of their capital contributions), the general partner is to receive a 20% interest and the limited partners are to receive an 80% interest in the net profits of the Partnership.

     On July 27, 1990 the Partnership formed USET Holding Co., a Texas corporation. The Partnership purchased 10 shares of no par value common stock (100% of the outstanding shares) of USET Holding Co. for $1,000,000 paid in cash on August 20, 1990.

     USET Holding Co. purchased 1,000 shares of the common stock ($.01 par value per share) (100% of the outstanding shares) of USET on August 20, 1990 from Macmillan, Inc. for $1,000,000 in cash and future payments contingent upon royalties earned by USET as defined in the acquisition agreement. Contingent payments are calculated at 90% of USET's earned royalties in excess of $400,000 per year for up to five years or until Macmillan has received cumulative contingent payments of $3,750,000, whichever occurs first. USET has guaranteed such contingent payments and has pledged substantially all of its assets as collateral for them. Once contingent payments become due, they are 100% guaranteed by Competitive Technologies, Inc. ("CTI"). Cumulative contingent payments of approximately $625,000 have been made through
July 31, 1995.   This acquisition was accounted for as a purchase.

     UPAT Services, Inc. ("USI"), a wholly-owned subsidiary of CTI, is the general partner and holds a 20% partnership interest in UAP.
In addition, CTI manages USET for UAP. Both USET and CTI share in amounts, primarily royalties received from optionees and licensees of the portfolio of technologies, patents and licenses which was managed by CTI prior to June 28, 1988. USET collects those receipts and distributes them according to the terms of various agreements with CTI and the sources of these technologies. Both USET and CTI also share in expenses for patent prosecution and litigation incurred to maintain this portfolio and both are entitled to recover certain of their patent costs from royalties received on the related technologies before distribution to the respective technology source.

3.   Investment in Plasmaco, Inc.

     In June, 1995, USET purchased 4,000 shares of the common stock of Plasmaco, Inc. from CTI for $8,000 ($2 per share) in cash. USET accounts for its investment under the cost method. USET's holding is less than 1% of Plasmaco, Inc.'s outstanding common stock which is not publicly traded and there is no quoted market price for its stock.

 4.  Retained Royalties

     Retained royalties for 1995, 1994 and 1993, include $61,098,
$70,930 and $46,174, respectively, from foreign sources.

     The only technology which contributed more than 15% of retained royalty revenues during 1995, 1994 or 1993 was the Vitamin B12 assay. It contributed $258,142 (36%), $220,108 (32%) and $257,446 (43%) to
retained royalty revenues in 1995, 1994 and 1993, respectively. These Vitamin B12 assay patents expire from February, 1997 to May 2001.

 5.  Receivables

     Receivables as of July 31, 1995 and 1994 comprise:

                                    1995          1994

     Royalties                    $358,528      $317,385
     Related parties                13,680        31,178
     Other                          26,092        32,077
                                  $398,300      $380,640

6.  Income Taxes

      Effective August 1, 1993, the Company adopted Statement of
Financial Accounting Standards No. 109 "Accounting for Income Taxes." As permitted by Statement No. 109, prior years' financial statements have not been restated. Adoption of Statement No. 109 had no cumulative effect on the Company's net income.

      The current provision (benefit) for income taxes for 1995, 1994 and 1993 is as follows:
                                    1995         1994           1993

Federal
  Current                        $ 32,446      $    --        $     --
  Deferred                         57,873        57,366        (17,993)
State
  Current                          19,213         2,905          2,984
  Deferred                         15,557        22,406         (5,017)
Total                            $125,089      $ 82,677       $(20,026)

      The provision for income taxes differs from that computed using the 34% statutory Federal income tax rate principally because of partnership items not taxed at the partnership level, state income taxes (net of their Federal benefit) and the effect of graduated Federal tax rates.

      The Company's current deferred tax assets as of July 31, 1994 comprise only net operating loss carryforwards which have been fully utilized in 1995.

7.  Commitments

Operating Leases

      At July 31, 1995, future minimum rental payments under operating leases with initial or remaining noncancelable lease terms in excess of one year are $27,996, $6,614, $6,614 and $6,614 for 1996, 1997,
1998 and 1999, respectively.

      Rental expense for all operating leases (principally for office space) was $23,009, $22,549 and $21,934 in 1995, 1994 and 1993,
respectively.

 8.  Related Party Transactions

      USET leases office space in Westport, Connecticut from CTI under an operating lease expiring in August, 1996. USET paid CTI rent totalling $21,149, $20,978 and $20,388, respectively, in the years ended July 31, 1995, 1994 and 1993.

      During the years ended July 31, 1995, 1994 and 1993, CTI charged USET and UAP $55,222, $85,438 and $101,754, respectively, for management, legal, accounting and administrative services. Further, USET charged CTI $31,847, $12,300 and $5,280 during 1995, 1994 and
1993, respectively, for accounting and legal services.

      CTI's share of royalty receipts and patenting costs is reported in CTI's financial statements and excluded from these statements of operations.

      All amounts due and payable between USET or UAP and CTI are paid on a current basis.

 9.   Subsequent Events (Unaudited)

      On January 31, 1996, USI purchased the limited partnership interests of the other limited partners in UAP. The total purchase price was $1,835,000 with $500,000 paid in cash at the closing and the balance to be paid without interest on each succeeding January 31 in installments equal to 60% of USET's gross retained earned revenues for the preceding calendar year or the remaining unpaid balance of the purchase price, whichever is less. However, if any annual 60% installment would be less than $400,000, that installment shall be equal to the lesser of $400,000 or 80% of USET's gross retained earned revenues. CTI has guaranteed the payment of these installments when due. After the purchase, USI owns 100% of all partnership interests in UAP and as a result, UAP will be dissolved.

      In January, 1996, USET received $20,516 from the sale of its 4,000 shares of Plasmaco, Inc. The gain of $12,516 will be recognized in January, 1996.



                   USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheet
                                   January 31, 1996
                                      (Unaudited)

ASSETS
                                                          1996
Current assets:
  Cash and cash equivalents                           $    605,171
  Receivables, including $30,171
    receivable from CTI                                     75,595
    Total current assets                                   680,766

Office furniture and equipment, net of
  accumulated depreciation of $124,441                      26,286

Intangible assets, net of
  accumulated amortization of
  $292,324                                                 987,686

    TOTAL ASSETS                                      $  1,694,738


LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable, including $5,575
    payable to CTI                                    $     65,765
  Royalties payable, including $96,543
    payable to CTI                                         353,730
  Accrued liabilities                                      109,510
    Total current liabilities                              529,005

Commitments and contingencies                                   --

Partners' capital                                        1,165,733

      TOTAL LIABILITIES AND PARTNERS'
        CAPITAL                                       $  1,694,738

                                See accompanying notes



                   USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                         Consolidated Statements of Operations
                 for the three months ended January 31, 1996 and 1995
                                  (Unaudited)

                                            1996            1995

Retained royalty revenues               $   123,715     $   165,574

Costs of technology management
  services, of which $17,471
  and $15,564 were paid to CTI
  in 1996 and 1995, respectively            117,349         120,618

Operating income                              6,366          44,956

Gain on sale of investment
  in Plasmaco, Inc.                          12,516             --

Interest income                               6,760           4,506

Income before income taxes                   25,642          49,462
Provision for income
  taxes                                      11,825          28,760

Net income                              $    13,817     $    20,702

                                See accompanying notes



                 USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                         Consolidated Statements of Operations
                  for the six months ended January 31, 1996 and 1995
                                 (Unaudited)

                                            1996            1995

Retained royalty revenues               $   421,145     $   339,466

Costs of technology management
  services, of which $42,123
  and $31,837 were paid to CTI
  in 1996 and 1995, respectively            234,987         221,590

Operating income                            186,158         117,876

Gain on sale of investment
  in Plasmaco, Inc.                          12,516             --

Interest income                              15,025          10,451

Income before income taxes                  213,699         128,327
Provision for income
  taxes                                      98,139          66,983

Net income                              $   115,560     $    61,344

                                See accompanying notes



                  USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                Consolidated Statement of Changes in Partners' Capital
                       for the six months ended January 31, 1996
                                (Unaudited)

                                                         Partners'
                                                          Capital

Balance - July 31, 1995                                 $1,050,173
Net income for the six months ended
  January 31, 1996                                         115,560
Balance - January 31, 1996                              $1,165,733

                                See accompanying notes



                   USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                          Consolidated Statements of Cash Flows
                  For the six months ended January 31, 1996 and 1995
                                        (Unaudited)



                                            1996            1995
Cash flow from operating
  activities:
  Net income                            $   115,560     $    61,344

    Noncash items included in income
      from operations:
      Depreciation                            6,554           6,720
      Amortization of intangible
        assets                               51,553          34,484
      Amortization of deferred
        organization costs                    1,530           9,192
      Provision for
        deferred income taxes                    --          57,983

    Net changes in various
      operating accounts:

      Royalties receivable                  358,528        (120,741)
      Related party receivables             (18,692)        (10,611)
      Other receivables                     (17,131)          5,629
      Income taxes receivable                22,341           1,095
      Accounts payable                       45,718          17,728
      Royalties payable                         907         (11,848)
      Accrued liabilities                    78,477         (10,644)
    Other                                   (12,516)             --
Net cash flow from
  operating activities                      632,829          40,331

Cash flow from investing
  activities:
  Contingent purchase price
    payments for intangible
    assets                                 (280,099)       (219,547)
  Purchases of office
    furniture and
    equipment                                (6,964)         (6,177)
  Proceeds on sale of
   investment                                20,516              --
Net cash flow used in
  investing activities                     (266,547)       (225,724)

                                See accompanying notes



                   USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES
                         Consolidated Statements of Cash Flows
                  For the six months ended January 31, 1996 and 1995
                                      (Continued)
                                      (Unaudited)

                                            1996            1995
Cash flow from financing activities:

  Distribution to partners                       --         (54,809)
Net cash flow used in financing
  activities                                     --         (54,809)

Net increase (decrease) in cash
  and cash equivalents                      366,282        (240,202)
Cash and cash equivalents,
  beginning of year                         238,889         469,485
Cash and cash equivalents, end
  of period                             $   605,171     $   229,283


Supplemental cash flow information:

Cash paid for income taxes              $    62,950     $     7,905

                                See accompanying notes



               USET ACQUISITION PARTNERS, L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

 1.  Interim Financial Statements

     Interim financial information presented in the accompanying financial statements and notes hereto is unaudited.

     In the opinion of management, all adjustments which are necessary to present the financial statements fairly in conformity with generally accepted accounting principles, consisting only of normal recurring adjustments, have been made.

     The interim financial statements and notes thereto should be read in conjunction with the Company's audited financial statements for the three years ended July 31, 1995.

 2.  Sale of Partnership Interests

     On January 31, 1996, UPAT Services, Inc., ("USI"), a wholly-owned subsidiary of Competitive Technologies, Inc. ("CTI"), purchased the limited partnership interests of the other limited partners in USET Acquisition Partners, L.P. ("UAP" or the "Partnership"). The total purchase price was $1,835,000 with $500,000 paid in cash at the closing and the balance to be paid without interest on each succeeding January 31 in installments equal to 60% of University Science, Engineering and Technology, Inc.'s ("USET") gross retained earned revenues for the preceding calendar year or the remaining unpaid balance of the purchase price, whichever is less. However, if any annual 60% installment would be less than $400,000, that installment shall be equal to the lesser of $400,000 or 80% of USET's gross retained earned revenues. CTI has guaranteed the payment of these installments when due. After the purchase, USI owns 100% of all partnership interests in UAP and as a result, UAP will be dissolved.

3.   Sale of Investment in Plasmaco, Inc.

     In January, 1996, USET received $20,516 from the sale of its 4,000 shares of Plasmaco, Inc. and recognized a gain of $12,516.

4.   Receivables

     Receivables as of January 31, 1996 comprise:

     Related parties              $ 30,171
     Other                          45,424
                                  $ 75,595

6.   Accrued Liabilities

     Accrued liabilities as of January 31, 1996 were:

     Income taxes currently
       payable                    $ 45,848
     Other                          63,662
                                  $109,510



                COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARIES

                        Pro Forma Financial Information
                                  (Unaudited)

     The following pro forma statements of operations for the Registrant for the fiscal year ended July 31, 1995 and for the six months ended January 31, 1996 reflect the acquisition of USET
Acquisition Partners, L.P. and its wholly-owned subsidiaries, USET Holding Co. and University Science, Engineering and Technology, Inc. ("USET"), as if it had occurred on August 1, 1994.

     The acquisition was reflected in the Registrant's balance sheet as at January 31, 1996 filed with its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1996; therefore no pro forma balance sheet is included in this pro forma financial information. The Registrant accounted for the acquisition under the purchase method and recorded the estimated present value of the purchase obligation using a 10% discount rate. The purchase price was allocated based on the estimated fair value of the assets acquired (cash of approximately $605,000, computer equipment and intangible assets, principally licenses and patented technologies) and obligations assumed (principally accounts and royalties payable).

     The unaudited pro forma financial information should be read in conjunction with the financial statements of the Registrant included in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1996 and its Annual Report on Form 10-K for the year ended July 31, 1995. The unaudited pro forma statements of operations are not necessarily indicative of what the actual results of operations of the Registrant would have been if the acquisition had occurred on August 1, 1994, nor do they purport to represent the results of operations for future periods.

                              COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARIES

                              Pro Forma Consolidated Statement of Operations
                                     for the year ended July 31, 1995
                                                (Unaudited)

                                                       Historical
                                   Historical        USET Acquisition
                                   Competitive        Partners, L.P.     Pro Forma        Pro Forma
                                 Technologies, Inc.  and Subsidiaries   Adjustments        Results
Revenues:
  Retained royalties             $    796,243        $    720,517       $       --        $ 1,516,760
  Revenues under service
    contracts and grants              906,952                  --               --            906,952
                                    1,703,195             720,517               --          2,423,712
Costs of technology management
  services                          1,120,483             465,569           68,754  (A)     1,654,806

Marketing, general and
  administration expenses           1,211,538                  --                           1,211,538
                                    2,332,021             465,569           68,754          2,866,344
Operating income (loss)              (628,826)            254,948          (68,754)          (442,632)

Interest income                       151,058              22,233          (27,022) (B)       146,269
Interest expense                                                          (114,511) (C)      (114,511)
Losses related to equity
  method affiliates                  (103,520)                 --          (46,936) (D)      (150,456)
Other expense, net                    (61,700)                 --               --            (61,700)

Income (loss) from continuing
  operations before income
  taxes and minority interest        (642,988)            277,181         (257,223)          (623,030)
Provision for income taxes             21,373             125,089         (125,089) (E)        21,373

Income (loss) from continuing
  operations before minority
  interest                           (664,361)            152,092         (132,134)          (644,403)
Minority interest in losses
  of subsidiaries                      23,112                  --               --             23,112
Income (loss) from continuing
  operations                         (641,249)            152,092         (132,134)          (621,291)

Income from operations of
  discontinued operation               99,468                  --               --             99,468
Net gain on disposal of
  discontinued operation            2,534,505                  --               --          2,534,505
Net income                       $  1,992,724        $    152,092       $ (132,134)       $ 2,012,682

                                        See accompanying notes



                             COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARIES

                              Pro Forma Consolidated Statement of Operations
                                     for the year ended July 31, 1995
                                                (Continued)
                                                (Unaudited)


                                                       Historical
                                   Historical        USET Acquisition
                                   Competitive        Partners, L.P.     Pro Forma        Pro Forma
                                 Technologies, Inc.  and Subsidiaries   Adjustments        Results

Net income (loss) per share
  (primary and fully diluted):
  Continuing operations          $      (0.11)                                            $     (0.11)
  Operations of discontinued
    operation                            0.02                                                    0.02
  Net gain on disposal of
    discontinued operation               0.43                                                    0.43
  Net income                     $       0.34                                             $      0.34

Weighted average number of
  common and common
  equivalent shares out-
  standing (primary and
  fully diluted)                    5,814,826                                               5,814,826

                                        See accompanying notes

                              COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARIES

                              Pro Forma Consolidated Statement of Operations
                                 for the six months ended January 31, 1996
                                                (Unaudited)


                                                       Historical
                                   Historical        USET Acquisition
                                   Competitive        Partners, L.P.     Pro Forma        Pro Forma
                                 Technologies, Inc.  and Subsidiaries   Adjustments        Results
Revenues:
  Retained royalties             $    491,438        $   421,145        $      --         $   912,583
  Revenues under service
    contracts and grants              217,049                 --                --            217,049
                                      708,487            421,145                --          1,129,632
Costs of technology management
  services                            425,589            234,987            26,537  (A)       687,113

Marketing, general and
  administration expenses             838,277                 --                --            838,277
                                    1,263,866            234,987            26,537          1,525,390
Operating income (loss)              (555,379)           186,158           (26,537)          (395,758)

Interest income                       106,577             15,025           (23,863) (B)        97,739
Interest expense                                                           (34,082) (C)       (34,082)
Income related to equity
  method affiliates                    42,091                 --           (24,069) (D)        18,022
Gain on sale of investment in
  Plasmaco, Inc.                       96,907             12,516                --            109,423
Other income, net                      19,371                 --                --             19,371

Income (loss) before income
  taxes                              (290,433)           213,699          (108,551)          (185,285)
Provision for income taxes             15,000             98,139           (98,139) (E)        15,000

Net income (loss)                $   (305,433)       $   115,560        $  (10,412)       $  (200,285)

Net income (loss) per share
  (primary and fully diluted)    $      (0.05)                                            $     (0.03)

Weighted average number of
  common and common equivalent
  shares outstanding (primary
  and fully diluted)                5,822,271                                               5,822,271

                                          See accompanying notes



                COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARIES

           Notes to Pro Forma Consolidated Statements of Operations
                                  (Unaudited)

A. These pro forma adjustments reflect additional amortization expense which would have been recognized (a) if the acquisition had occurred on August 1, 1994 and (b) if all $700,100 of contingent payments made or estimated to be made to Macmillan, Inc. between August 1, 1994 and June 10, 1996 had been accrued at August 1, 1994. If the acquisition had occurred on August 1, 1994, the value of intangible assets at August 1, 1994 would have been $2,186,500 after accruing $700,100 of contingent payments made or estimated to be made to Macmillan, Inc. between August 1, 1994 and June 10, 1996 (see Note 2 to the accompanying audited financial statements for USET Acquisition Partners, L.P.) and after recording purchase accounting adjustments to reflect the Registrant's valuation of the estimated future revenue stream from USET's intangible assets, primarily licenses and patented technologies. The pro forma adjustment for amortization has been calculated based on the difference between amortization actually recorded by USET during the respective period and amortization that would have been recorded on a straight-line basis over the average remaining lives of the patents at August 1, 1994 (approximately 14 years).

B. These pro forma adjustments reflect the reduction to interest income the Registrant would have sustained if the acquisition had occurred on August 1, 1994, the $500,000 cash paid at the closing had been paid at August 1, 1994 and the second installment of the purchase price ($432,310) equal to 60% of USET's gross retained earned revenues for the preceding fiscal year ($720,517) had been paid on August 31, 1995. Compound interest for these adjustments has been calculated at the Registrant's actual rates obtained during the respective periods on a substantial portion of its invested cash and cash equivalents (4.3% to 5.8%).

C. These pro forma adjustments reflect interest expense on the Registrant's purchase obligation as if the obligation had been incurred on August 1, 1994 and recorded at its estimated present value using a 10% discount rate.

D. These pro forma adjustments reverse CTI's equity in UAP's net income recorded in CTI's historical financial statements. If the acquisition had accurred on August 1, 1994, UAP would not have been accounted for under the equity method.

E. These pro forma adjustments reflect the estimated reduction of USET's provision for income taxes that would have resulted from offsetting USET's taxable income against the Registrant's taxable losses in consolidated Federal and state income tax filings.